Form C

Cover Page

Name of issuer:

The Enclave Group LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: DE

Date of organization: 8/13/2014

Physical address of issuer:

40 E. Main St.
Newark DE 19711

Website of issuer:

http://www.enbev.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

500,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $500,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$500,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

7/27/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$64,495.00	$109,390.00
Cash & Cash Equivalents:	$3,853.00	$27,771.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$118,800.00	$112,200.00
Revenues/Sales:	$14,084.00	$0.00
Cost of Goods Sold:	$11,408.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($51,495.00)	($2,810.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

The Enclave Group LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Oscar Chow	CEO	EnBev	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Oscar Chow	CEO	2014
Oscar Chow	General Manager	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Oscar Chow	100.0 Membership Units	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We have a limited operating history and have generated limited revenues to date.

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. To date, we have generated limited revenues and since we have just completed our first year, we have not had the opportunity to begin meaningful commercialisation efforts with respect to our products. If you are investing in this company, it is because you believe that a beverage company that offers multiple products to satisfy a range of consumer needs, is a good idea, and that our plan will ultimately lead to products that will sell in the market and succeed. Further, we have yet to turn a profit and there is no assurance that we will ever be profitable.

The market is competitive and is filled with competitors that have more funding than we do.

The beverage market for both alcoholic and non-alcoholic products is extremely saturated and big competitive companies invest a considerable amount of resources towards protecting shelf space. While our products are naturally differentiated in their design, we will need resources, otherwise we may not be able to secure space and compete in store. The Company's current or new competitors may have better resources or spend more on marketing which may adversely impact the Company. Also, a bigger player may consider one of our brands as a serious threat to their core business and may take an offensive approach towards blocking us in the market, thus affecting our business negatively. Lastly, Federal, State and Local laws that govern alcohol sales may change, which may make it difficult to engage in sales and or conduct marketing in some territories.

We would be adversely affected if we are unable to hire & retain key employees.

The Founder is currently the sole full time employee and our success depends in part on hiring and retaining highly qualified personnel. The loss of the services of key personnel, and the failure to attract highly qualified personnel in the future, may have a negative impact on our business. Moreover, our competitors may hire more employees and further diminish our bandwidth to successfully compete in the market.

Our success depends on the efforts, experience and abilities of our management team.

All of our administrative functions and day-to-day operations will be performed by the Management Team, Strategic Advisors, industry professionals and experts recruited by the Company. Our success will depend in part upon our ability to attract, motivate and retain a sufficient number of qualified employees. The loss of employees, may be difficult to overcome and could adversely affect operating results.

We may not be able to obtain adequate financing to continue our operations.

The financials in our documents reflect the CEO's best estimation of what is required to successfully grow the company through the Seed Round. We expect that we will need to raise additional funds to continue the development, manufacturing, sale and servicing of our products. Even if we successfully raise the Maximum Offering Amount from this offering, we believe that we may need to raise additional capital in the near future to fund our research and development and manufacturing. No assurance can be given that we will be successful in these efforts.

Our existing convertible notes may not convert into equity

The Company may not raise funds sufficient to close a qualifying equity round in the future and convert our existing convertible notes into equity.If sufficient funds are not raised to close a qualifying equity round, the Investors' only recourse may be to secure the repayment of the principal and interest of their loans from the Company. If expenses and anticipated uses of funds exceed those anticipated by the Company there may be insufficient funds to pay back the Investors' loans, which may be detrimental to the core business and all investors that have supported the business.

Revenue projections & Customers Acquisitions may not grow as we anticipate

Sales metrics may not grow as we project, thus affecting our ability to grow, pursue subsequent funding round, and or retain employees. Revenue projections for the Company may change or be diminished. If the Company does not generate enough revenue, its business, financial condition, and operating results will be adversely impacted. Lastly, the company may potentially lose current customers for lack of interest, inability to market it's products, or simply be outperformed by a competitor, which may detrimentally hinder the company from attracting new customers as well.

Terms of subsequent financings may adversely impact your investment.

We may engage in common equity, debt, or preferred units financing in the future. Your rights and the value of your investment in the Securities could be reduced. Interest on debt securities could increase costs and negatively impacts operating results. Preferred units could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred units could be more advantageous to those investors than to the holders of common units. In addition, if we need to raise more equity capital from the sale of common units, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of common units which we sell could be sold into any market that develops, which could adversely affect the market price.

SAFE Notes may never convert into equity

The holders of the SAFEs may not have control over when the SAFEs are converted into equity. The SAFEs will be converted into equity upon certain circumstances, with no action on the part of the holder. As a result, the SAFEs may be converted at times or under circumstances that are out of the control of the holders. In certain circumstances, such as the sale of the company, an initial public offering or dissolution or bankruptcy, holders may only have a right to receive cash to the extent available, rather than equity. We are under no obligation to convert the SAFEs into equity. We may never receive a future equity financing or experience a liquidity event, in which case, the holders could be left holding the SAFEs indefinitely. Unlike convertible notes, the SAFEs do not have any "default" provisions permitting the holders to demand repayment. We have the discretion as to whether or not to enter into a transaction that causes the conversion of the SAFEs into equity, and the holders have no right to demand such a conversion. Only in limited circumstances, such as a liquidity or dissolution event, may the holders demand payment and even then, such payment will be limited to the cash available to us to make such payments.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$500,000**

Use of Proceeds: Overall, we intend to use the funds to expand production, hire staff, increase marketing, reduce cost with suppliers, and win in store. Comparable Competitors have raised over $8M in the past 3 years; We must raise funding to compete and even with limited resources we can win & differentiate ourselves in the market. If our investment goals are not achieved, we will have to make go to market trade offs: Limited ability to compete in store, Production Cost Compromised, No ability to support national accounts, No marquee events, Loss of dedicated staff, etc. Approximate Breakdown of Use of Funds:

-50% CoGs

-25% Payroll OpEx

-20% Logistics & Marketing

-5% Wefunder's intermediary Fees

If we raise: **$1,070,000**

Use of Proceeds: At this level, we can really perform. We can bring on the right dedicated full time staff, purchase proper in store POS tools, uplevel our festival presence, secure warehousing and compete in the market. Our full use of funds are detailed in the following document:

Approximate Breakdown of Use of Funds:

-50% CoGs

-20% Payroll OpEx

-15% Marketing

-10% Logistics, Warehousing, Admin

-5% Wefunder's Intermediary Fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original

deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (85%), or

- (ii) if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $250,000 of the securities, investors will receive a valuation cap of $5M and discount rate of 80%.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $100,000 and are**
"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Execution. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding**Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **Is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **Is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
None	0	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	0

Describe any other rights:

Oscar owns 100% membership interests in The Enclave Group LLC. Units will be allocated to both the convertible note and SAFE holders upon conversion.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	07/10/16
Amount	$110,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Maturity date	12/31/19

This was a family and friends round. The notes will convert to Preferred Equity Stock if we pursue a Series A in the future. These will be non-voting.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2016	Regulation D, Rule 506(b)	Convertible Note	$110,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Yaser Chow
Amount Invested	$20,000.00
Transaction type	Convertible note
Issue date	07/10/16
Interest rate	6.0% per annum
Discount rate	20.0%
Maturity date	12/31/19
Relationship	Brother to CEO

This was part of the convertible note, described above in 2016 and has the same terms as above.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Enclave Beverage Group (EnBev) is a total beverage company that produces alcoholic and non-alcoholic beverages. We research and create products that appeal to consumers changing attitudes and tastes, and then sell those products to Distributors, Importers & Retailers

The company generates revenue by selling our products in the market to Distributors, Importers & Retail Stores. Additionally, the company establishes partnerships with a festival/event properties, which will then sell our products during their events. These revenue channels represent 100% of our total revenue during the period ending September 30th, 2017.

We work with our distributors to secure new accounts, sell in product to stores, and raise consumer awareness of our products in the market, through in store and online marketing. We generate this revenue from two principal products: EYE-V Lime and EYE-V Punch. This is our first year in sales, so we have no prior year metrics to compare our growth against and no diminished revenue activity to report vs. prior year.

Milestones

Enclave Group LLC was incorporated in the State of Delaware in August 2014. We successfully raised our first round of funding at the end of 2016, in order to get started in 2017. This allowed us to produce product, establish marketing partnerships, and secure distributors. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

Since then, we have:

- 100+ stores across the US & Canada
- EYE-V sold at 7+ Events this year. NY Sold out in 1hr
- Over 13,000+ Customers have consumed the product in our first year
- 7-Eleven CA Franchisee has expressed interest in EYE-V
- Distributors in Texas & Montana have expressed interest in carrying EYE-V, along with Importers from multiple countries
- Signed venue partnership with Aviator Sports Center in NY. Product is purchased by the pallet & sold at all events (More Venues To Come)
- Adding premium water to portfolio in 2018. Global market projected to reach $280B by 2020. We must capitalize now.

Historical Results of Operations

Our company was organized in August 2014 however, we did not really get started until 2017 so have limited operations upon which prospective investors may base an evaluation of its performance.

The Company had a net income of -$51,495 and -$2,810 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

-Revenues, Gross Margin, & Net Income. For the period ended December 31, 2017, the Company had revenues of $14,084 compared to the year ended December 31, 2016, when the Company had revenues of $0. Our gross margin was 19% in fiscal year 2017.

-Assets. As of December 31, 2017, the Company had total assets of $64,495, including $3,853 in cash. As of December 31, 2016, the Company had $109,390 in total assets, including $27,771 in cash.

-Liabilities. The Company's liabilities totaled $118,800 for the fiscal year ended December 31, 2017 and $112,200 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $110,000 in convertibles.

Oscar Chow also put in $100k of capital contribution, as detailed in the operating agreement. This is sweat equity and he does not expect this to be paid back.

In regards to Capital, if needed, we can temporary cover cost with our Businesses Credit Card, but we are currently moving all of our partners to 60/90 day payment terms, which should provide significant breathing room. Additionally, we are expecting continued sales with our distributors. They have been selling through product, so we will drive more revenues from that channel.

Lastly, Oscar Chow can access his own funds for the operation, should we need a small influx of capital.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 18 months before we need to raise further capital

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Enclave Group LLC cash in hand is $3,853, as of December 31, 2017. Over the past year, our monthly revenues have averaged $1,1173/month, cost of goods sold has averaged $950/month, and operational expenses have averaged $1,185/month, for an average burn rate of approximately $1,500 per month. Our intent is to be profitable in 36 months.

There are no material changes in finances that are not already covered in the CPA documents. The company is currently negotiating large scale marketing & festival contracts for 2018, but have no contractual commitments that would effect our current financial record.

In regards to expenses, we expect them to hold steady over the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.enbev.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Oscar Chow

Appendix E: Supporting Documents

Enclave_Group_-_Operating_Aggreement.pdf

INVEST IN ENCLAVE BEVERAGE GROUP (ENBEV)

Beverage company with affordable, reclosable alcohol & premium water

> *As a "total beverage company," we offer alcoholic & non-alcoholic drinks for consumers across the economic spectrum. Our first product, EYE-V, is an affordable alcohol that comes in reclosable pouches and reclosable cans - an innovative container for music festivals and stores. Our Premium Bottled Water brings a fresh approach to the industry with a new-to-market contemporary design. By competing on both ends of the economic spectrum, we are positioned to minimize risk & maximize growth.*



Oscar Chow
FOUNDER AND CEO, ENCLAVE BEVERAGE GROUP (ENBEV)

FOLLOW US FOR UPDATES

1 UPDATES 2 FOLLOWERS

SHARE TWEET


ENBEV
TOTAL BEVERAGE COMPANY

$0
raised of $500K goal

$100 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$7M valuation cap | **15%** discount

A SAFE gives you the right to future shares in Enclave Beverage Group (EnBev). If you invest, you're betting the company will be worth more than $7M in the future.

INVEST $100K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $5M Valuation Cap & 20% Discount
Investors who fund up to the first $250K of this fundraise will invest in a SAFE with a $5M valuation cap and 20% discount.

INVESTOR PERKS

$100+	Starter Perk: We will send you a premium EYE-V branded decal sticker that you can place on your helmet, computer, or anything you want.
$250+	Hydration Perk: Once our premium water launches, we will ship you a bottle in a customize box with a note from the brand. We ask that everyone post a picture with the bottle on their instagram and tag a local hotel, restaurant, or store that carries it.
$500+	Swag Perk: You will receive one EYE-V Snapback Hat (Trust Us, It Will Be Worth Wearing)
$1,000+	Sharing Is Caring Perk: We will send you an additional 2 bottles of our premium water in their own customized box, for a total of 3 when you include the 'Hydration perk'. You can then share these with your friends. Go ahead, tell them that you're an investor! (Remember to encourage them to post a picture with the bottle on their instagram and tag a local hotel, restaurant, or store that carries it.)
$2,500+	Collabo Perk: You will receive ONE premium branded EYE-V x Brand Partner clothing item. This will be a limited edition collaborative piece with one of our Brand Partners e.g. T-Shirt, Sweater, Jersey etc. (Final clothing item & Brand Partner Collaboration are TBD)

$5,000+	Influencers Perk: You get it first! Influencers will receive 2 special bottles. The first is an all black bottle, which is our sparkling variety of our premium water. The second is our ultra premium all metal Infinity bottle, that can be refilled indefinitely. Both will be issued to you before it's available to the general public. Additionally, we will take the best social media post, and they will be featured and promoted on the brands Instagram.
$10,000+	Signature Perk: We are excited for the launch of our Reclosable Can, EYE-V BREW in 2018. It will feature DJ's w/ their signature directly on the front of the can, which will undoubtedly drive excitement in retail and with consumers. At this level, you will receive a commemorative special item (TBD) that will be signed personally by the DJ. We're a little jealous...
$25,000+	Dinner Perk: In addition to grocery stores, our water will be sold at restaurants & hotels. We will be quite busy building up our account base in 2018, but we will provide you with a list of available Restaurants and you can enjoy a nice dinner on us as thank you for your support. It probably goes without saying, but when the waiter asks if you would like water for the table, please enthusiastically say yes! ($250 Coverage Limit. No Lodging & Travel Provided. Currently available only within the U.S.)
$50,000+	VIP Party Perk: We will provide you with 2 VIP tickets to a notable music festival event that EYE-V will be sponsoring in 2018. e.g. TomorrowWorld, Electric Zoo, etc. Once tickets are provided, it will be up to each investor to use them. This perk also includes a Travel Voucher ($500 Value) so that you can secure a flight & hotel room, which you can book at your own leisure. In 2017, we sent one of our Angel Investors to the Electric Zoo music festival in New York City!
$100,000+	Advisory Circle Perk: If you are investing on this level, you are serious about the company, the vision and our strategy. You and a guest will be invited to a private 'investors only' gathering w/ hors d'oeuvres at one of our high end accounts in Manhattan in Q4 2018. All attendees will be asked to RSVP in advance. You will get an opportunity to meet some of our distributors, owners, buyers, global partners, and other investors. You will be briefed about the progress YTD and what we have planned for the remainder of the year and beyond. You will receive updates, insights, and strategy into the world of EnBev (NDA Required). As we build the company and our respective brands, you will have a front row seat to our approach and thought process. Lastly, you will get access to products before they go-to-market (NDA required), and you will receive an invitation to our 1M cases sold party with our distributors, partners and official advisors.

OUR AMBITION

In 5 years, we aim for EYE-V to be sold globally, available at all convenience stores, to partner with the biggest festivals worldwide, and to be a leading flavored alcoholic product. For our Premium Water, our goal is to be endorsed by celebrities, featured at notable events, and sold globally at high-end establishments and grocery stores. We hope to redefine the beverage market by creating multiple brands that will be both inclusive and industry leaders in their respective categories.

KEY FACTS

- 13,000+ customers in our first year.
- 100+ stores across the US & Canada; Distribution secured in NY, NJ, & B.C. Canada.
- 7+ events have sold EYE-V this year & NY event sold out in 1hr. Signed venue partnership w/ Aviator Sports Center in NY. Product is purchased by the pallet & sold at all events (more venues to come).
- Many parties interested in carrying EYE-V beverages: 7-Eleven stores in CA, distributors in TX & MT, and importers in Italy, UAE, Spain, Russia, Philippines, and India.
- 2018 festival negotiations underway; we plan for EYE-V to be sold at over 10+ events that attract 50K to 100K attendees each.
- The global bottled water market is projected to reach $280B+ by 2020. After 2 years of development, we're launching our Premium Water Portfolio in 2018.
- 290M potential global media impressions expected from our first Global Premium Water Ambassador in 2018 (announcement to come at launch).

DOCUMENTS

EnBev_Overview_and_Strategic_Insights_.pdf
EnBev_Product_Roadmap_and_Brand_Evolution.pdf

https://enbev.com

ALCOHOL | COCKTAILS | HEALTH AND FITNESS | BARS & CLUBS | NIGHTLIFE | EVENTS | FESTIVALS | WINE | MUSIC | LIFESTYLE | WATER | PARTY | LUXURY | PREMIUM

Why I Like Enclave Beverage Group (EnBev)

They say don't bet on the horse, but bet on the jockey. Oscar is a veteran in the beverage industry and has phenomenal vision, but more importantly, he has the ability to execute. He has a proven track record of being successful and works harder than anyone I know. On top of all this, I also think we have a very strong horse!



Evan Nagle
INVESTOR
INVESTED THIS ROUND

THE BUZZ ABOUT ENCLAVE BEVERAGE GROUP (ENBEV)

Oscar is smart, works hard, and has great vision and focus.



Francisco Irao
Investor

As a producer who worked with many global brands, I know how difficult it is for products to set themselves apart. Many products become lost because their brand strategy doesn't have a unique approach that differentiates them in the market. EnBev is different. They know that to succeed, they need to create a whole brand world around each one of their products. That's what Steve Jobs did for Apple -- by obsessing over every aspect of the product and consumer experience, they created a market redefining brand, and I believe that EnBev will do the same.



Jen Alvares
Strategic Advisor - Brand Development & Content Production

Funding the Next Phase of Our Beverage Business

Welcome to the Enclave Beverage Group family. We've been working on this since 2012, and just made it through our first year on the market. Together, with our vision and your support, we can become an industry pioneer for the new generation.

Before you scroll further, we encourage you to watch our 4 minute video above.

EYE-V: An Alcoholic Drink for a New Generation







A new generation of consumers are entering the market and they don't want to drink the same products as their parents. They want a brand that is unique, affordable, anti-establishment, and represents their lifestyle. EYE-V was born on the festival grounds, offering consumers a portable packaging option at events and a dynamic reclosable can in retail.

And a Premium Water for High-End Consumers



Images are conceptual only. Not intended for commercial use.



Images are conceptual only. Not intended for commercial use.

At the other end of the spectrum, we are introducing a premium water brand for consumers that are looking to differentiate themselves from the masses. A diverse demographic of wealth is emerging, and we are offering a dynamic brand that is inclusive, contemporary, and sophisticated.

How Is Our Approach Different?


Red Bull
HONEST
VAYNERMEDIA

EXPERIENCED & GLOBALLY CONNECTED TEAM

We've worked for some of the biggest brands, and agency's, and are now taking our experience to bring a fresh approach to the industry. Not only do we bring over 25+ years of beverage experience to the table, but we also have personal relationships with some of the coolest Brands, Partners, Celebrities, & Musicians in the world that will be supporting our endeavors.



MULTI BRAND HOUSE WITH UNIQUE PRODUCTS

We are creating unique products that appeal to consumers of all income levels and different tastes. Our two initial products will give us a strong foundation to tackle the market, and will be supported by great marketing campaigns. As they gain traction in the market, we will extend their products & explore new Brands in the years to come.



INCLUSIVE BRANDS W/ INTERNATIONAL APPEAL

The world is a diverse place, and we want to resonate with our consumers by celebrating the beauty of our interconnectedness. We genuinely care about being thoughtful, & inclusive, and will create Brands that support our relationships with each other and Products that transcend territorial boundaries.



MEETING THE WORLD'S GROWING DEMAND

7 Billion people inhabit our wonderful world and everyday 150,000 people are born. Each have their own daily needs and particular tastes, and we intend to help satisfy those needs with variety of different products in the years to come.

Company and Alcoholic Portfolio Overview

(Click Here To View Online Version)


ENCLAVE BEVERAGE GROUP
SEED ROUND PRESENTATION
PART 1: COMPANY & ALCOHOLIC PORTFOLIO OVERVIEW

Non-Alcoholic Portfolio: The Future of Water

(Click Here To View Online Version)


ENCLAVE BEVERAGE GROUP
SEED ROUND PRESENTATION
PART 2: NON-ALCOHOLIC PORTFOLIO OVERVIEW | THE FUTURE OF WATER

Video Q&A Session


Question
WHAT ARE WE INVESTING IN?


Question
WHY THE FOOD & BEVERAGE INDUSTRY?


Question
WHAT DOES YOUR WATER REPRESENT?


Question
WHY SHOULD I INVEST?

Our Progress So Far

January 2012
EYE-V Development Begins
We looked at the success of Four loko & Bud Light Lime-A-Rita and knew our budding product had traction.

August 2014
Total Beverage System Born
We started developing our premium water brand to balance out our porfolio.

October 2015
All in
After 13 years, I resigned from Red Bull to focus on EnBev full-time.

October 2016
Angel Round Closed
Nine angels, including executives from Apple, Google, Uber & Goldman Sachs, invested.

January 2017
EYE-V Production Complete
It's hard to describe the feeling when you hold something in your hand that required so much dedication from you. We were beyond excited to hit this milestone.

April 2017
Music Festival Season Begins
This was the beginning of testing our product in music festivals. We introduced EYE-V to over 70k attendees across 7+ events like Night Nation & Black Light Festival

June 2017
B.C. Canada Distribution Secured
We worked diligently with our new distributor to successfully support events, and to secure sales throughout B.C.

August 2017
NY & NJ Distribution Secured
Within the first month, we brought an event and a venue partner to our distributor The owner said: "You have done more in one month then some of our brands have done all year."

April 2018
Premium Water Portfolio Complete
From the beaches of Santa Monica to the skyscrapers in Manhattan. From restaurants to premium grocers. From the hotel minibars to rooftop lounges. Our water brings a fresh approach to the category & redefines the market for a new generation.

June 2018
EYE-V BREW Complete
Our Pouch is available at some of the largest Festivals in the world and our Reclosable Can is now competing in retail accounts. Not to mention, we now have a dedicated staff that drives sales throughout the country.

A Word from the Founder: Our Story

"It is better to risk boldness than triviality" ~Peter Thiel

In his book, "Zero To One," Peter Thiel referenced this mentality when describing the challenges of launching PayPal and how the traditional approach to business would no longer cut it in the post dot-com era. It's crucial for executives to take a transformative approach to business, strategy, and execution. We need to think, act, plan, perform, and execute differently on all levels if we expect to carve out space in the market. As you review our materials, please ask yourself, *Do you believe in what we are trying to create? Do you believe that we are capable of creating it?* That's the most important take away that I want to leave with you, as we go through this process together. In the spirit of boldness, we put together an aggressive plan that we are currently executing against and we are looking for investors that believe in our vision, team, positioning, roadmap, and strategy.

OUR COMPANY & PRODUCT DEVELOPMENT HISTORY

If you're starting a new endeavor or even if you're a seasoned professional, before you create any product, you should ask yourself: Who is our customer? What do they want? What do they value? Is there an opportunity? How can we differentiate ourselves? What trends are occurring in the market?

These questions help to create base assumptions of what your product should be, but they need validation. Why? Because often what we intend is not what often happens, and leaders are left scratching their heads wondering what occurred. As a company, we need to validate our products and take a disciplined approach to all aspects of our business to ensure that we can actually compete in the market.

Before we take a deeper dive, I want to establish that we had 3 primary objectives in 2017.

(1) Complete a minimum viable product for EYE-V.

(2) Complete the R&D process for EYE-V Brew.

(3) Complete the R&D process for our Premium Water.

I say this because it requires an immense amount of effort to accomplish these things and until we hire a full-time staff, I'm solely responsible for tackling these goals daily to ensure we can reach larger milestones that are approaching in 2018.

EYE-V (THE BEGINNING OF OUR ALCOHOLIC PORTFOLIO):

In the beginning, we understood that in order for our product to ultimately compete in mainstream convenience stores against other Flavored Malt Beers, we had to establish our marketing position in music and ensure it would appeal to consumers in the Festival space (validation). This was a vital step because it will allow us to create more encompassing marketing campaigns that will drive future sales in retail when our reclosable can ultimately launches later this year. Our pouch performed strongly at festivals and did so with only simple menu placements. After speaking with consumers, we are now in the process of enhancing packaging elements in preparation for the convenience store shelf. This served as an initial validation point.

Naturally, the pouch spilled over into retail. However, we knew years ago from our studies of Edward Bernays, the Father of Public Relations, that battling heavily ingrained consumer consumption habits, such as cans in retail, would prove difficult to change with a pouch, especially when most shelf designs have been optimized for cans. This is the reason we developed our Reclosable Can strategy all those years ago. We never expected to see any significant growth with the Pouch in the retail channel, but rather used it as an opportunity to build our initial relationships with distributors, importers, stores and consumers.

Why is this important? Because we need both packaging options for the brand to succeed. The Pouch allows us to bypass contracts at festivals, which are typically barred by big beer houses, and will allow us to build immense brand equity & drive *initial conversations* with consumers during these memorable events. Our Reclosable Can will then continue these brand conversations through in-store marketing, allow us to scale our availability in retail, and differentiate ourselves from competitors through the brand's strong position in the music industry. Essentially, both products were designed to compliment each other.

PREMIUM BOTTLED WATER (THE BEGINNING OF OUR NON-ALCOHOLIC PORTFOLIO):

Our water took a similar but more direct approach. Because alcohol was no longer a factor, we were not held down by Federal regulations, so we were able to move much quicker in our development and assessment process. Yes, we experimented with endless amounts of designs, sizes, diameters shapes, etc. before we found a winning combination. I often times walked around a store with a digital caliper, measuring endless amount of bottles and spent countless hours speaking to consumers about every conceivable topic (price, size, width, weight, brand, perceptions, collaborations, etc.)

What's the most important takeaway? In our final product iteration, we sat down with friends, family, but most importantly, potential consumers. We put the final product on a shelf and watched their interaction. After discussing a number of topics, we asked them our most important question: If this product is positioned next to products XYZ, while controlling for variables such as size and cost, which would you reach for? Overwhelmingly, consumers said, "I love this and I would buy this product." We sat down with some of our restaurant contacts and went through a similar exercise, and they said the elegance of the product matches their decorum, aesthetics, values and that they would carry it. Lastly, we have a prominent partner (more info to be released later) that is coming on board as our first global brand ambassador. They could have gone with any company or brand, but they are choosing us because they love our product and believe in our vision.

We feel so strongly about our validation that we now feel comfortable moving forward with our initial production run. Please keep in mind, there are other elements to the brand that we will be assessing ongoingly because every detail matters and we will continuously iterate until we get it right.

CONCLUSION:

We need to raise $1M+ to move the company forward and before we put our feet down on the accelerator, we need to ensure that we have worked out the kinks to drive the most efficiency & maximize profit. When we pursue a prominent Series A Round, we intend to show significant growth trajectories. Right now, we are setting a strong foundation to be strategic with our product developments and releases. Ten years from now, these efforts will compound and we will have a slew of products in the market that will fund a number of new product categories. Imagine, 20 years from now, we may actually evolve into a Food AND Beverage Company. All companies start somewhere and we are just getting started....

Warmest Regards,

Oscar Chow

Oscar A. R. Chow | Founder & CEO
Enclave Beverage Group

www.enbev.com | www.drinkeyev.com

A Strong First Year

Despite having limited funding, we were able to achieve the following in our first year, which also includes the R&D process behind our Reclosable Can & Premium Water portfolio.

7	60	100	13,000
Festivals & Events that sold EYE-V in 2017	Number of minutes it took to sell out 1k+ units at NYC event	Stores in 4 states that now carry our product.	Consumers who have enjoyed our product in 2017

90%	290M
Video completion rate for consumers watching our content	Potential Global viewership from our first water partnership

Strategic Advisors

You may recognize some of their faces, listen to their artist's music, attended their events, or have worked for their companies. Our advisors have a proven track record of success, immense global reach, have worked with the biggest brands & musicians in the world, and have been carefully selected to help grow certain aspects of our business. They understand our vision & challenges more than anyone and are committed to helping us achieve our goals.



BEN HOGAN
ENTERTAINMENT RELATIONS & BRAND PARTNERSHIPS
Senior Manager at Circle Talent Agency; Artist includes NGHTMRE, Marshmello, Snails, & More, with a roster of over 130 international dance music artists
MATTHEW MORGAN
CULTURE MARKETING & GLOBAL INITIATIVES
Co-Founder of AFROPUNK, & The Afropunk Global Initiative. Culture Marketing Expert, Artist Development Manager, & Brand Manager
JOCELYN COOPER
GLOBAL COLLABORATIONS & HIGH PROFILE PARTNERSHIPS
Co-Founder of AFROPUNK. 25+ YR Industry Pioneer. Former A&R at Universal Records. Clients include Pepsi, Coors Light, Red Bull, & More.
JEN ALVARES
BRAND DEVELOPMENT & CONTENT PRODUCTION
10+ Yr Executive Producer; Clients include Coca-Cola, Sprite, Samsung, Nissan, Nestle, Danone, L'oreal, General Motors, Johnson & Johnson, & more.
UNDISCLOSED
GOVERNANCE & BUSINESS STRATEGY
Silicon Valley CFO w/ $B+ revenue, budget & management expertise. Fortune 100 C-Suite Executive.

Founder



Oscar Chow

Founder and CEO

CEO, Enclave Beverage Group (EnBev), 13yr Red Bull Veteran: Senior Mkt Manager NYC. Extensive Experience in Mkt, Sales, Digital, Brand, etc. Strategic advisor to GLG and Guidepoint

Raised $110,000 From 9+ Investors

$110,000

July 2016
CONVERTIBLE NOTE



Manik Dhar
Angel Investor



Darrell Holloman
Angel Investor



Evan Nagle
Angel Investor



Brad Klein
Angel Investor



Chris Chin
Angel Investor



Francisco Irao
Angel Investor

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What is Enclave Beverage Group (EnBev) and your purpose?

EB: Our ultimate goal at Enclave Beverage Group (EnBev) is to become a total beverage company. What does this mean?

While many companies are focused on one product or consumer segment, we aimed to design a system that develops alcoholic and non-alcoholic brands, which will compete in the crowded beverage space and appeal to consumers changing taste.

So, we set out to design products that have their own style, look, brand, voice, roadmap, position, etc. They are strong enough to compete and perform on their own, but they are deliberately planned to work together because they diversify the company, expand our revenue streams, strategically reduce volatility, maximize growth potential and they put us in a better position to succeed.

Mr. Chamath Palihapitiya, the CEO of Social Capital, once said, “You have to think very broadly about building a business that can withstand the test of time.” EnBev will do that by allowing our existing brands to evolve in their respective marketing playgrounds, by nimbly expanding into new product categories to drive incremental growth, and by hiring industry leading personnel to drive increased sales through all retail channels. Such a system will compound in scale over time and will allow for subsequent product launches to occur successfully in the future.

You are investing in a total beverage company, not a singular product, and we are in this for the long run.

WF: What is EYE-V?

EB: EYE-V is a 12% ABV wine based cocktail that comes in a reclosable twist top pouch that is currently available in two flavors: Lime (Margarita Flavored) and Punch (Tropical Flavored). It's currently sold in 4 states (NY, NJ, FL, & CA) and B.C. Canada. We currently have distributors in New York & Canada, and we have also received interest from distributors in Texas & Montana. Additionally, international importers from UAE, Italy, Spain, India, Philippines, Russia, and others have expressed interest in carrying the product, but we need resources to support the brand. We believe that EYE-V has the potential to perform on a global scale. Per the seed round presentation, the brand is positioned to play in the music space and we are heavily ingrained with DJ's, Festivals, and party spaces. Please reference the Seed Round Presentation for more details on the brand and view our website at www.drinkeyev.com.

WF: Why EYE-V?

EB: Flavored Alcoholic Beverages continue to perform strongly because consumers want (1) cheap alcohol, (2) high ABV%, and (3) flavorful taste profiles. Four Loko enjoys massive success ($150M+ revenues) and Bud Light followed suit with their Lime-A-Rita portfolio, which added over $300M in additional revenue to their business. However, big brands are losing market share to new players, which leaves an opportunity for EYE-V to enter the space strongly. We spent 4 years developing our product to ensure that we can position it for success upon launch. Please reference the Seed Round Presentation above for more insights and be sure to follow us on www.instagram.com/drinkeyev.

WF: Why position the EYE-V Brand in the music space?

EB: (1) DJ's, musicians, and artists command the most influence. Brands are starting to recognize the value in this and it's why you will see more of them diverting more attention to playing in this space. Our team has extensive history, experience, and relationships with the movers and shakers that operate in the music festival landscape. One of our Strategic Advisors commands an agency that manages some of the best talent in the world. He believes in the brand and will be helping to propel it forward.

(2) The reclosable pouch is a natural fit to any festival. It decreases pour time and eliminates over pours completely. Consumers love that they can take the product on the dance floor and not worry about spilling their drinks. Generally, when consumers attend a festival, they may purchase a generic drink and stake out a place near the stage and never return to the bar. EYE-V allows consumers to purchase and carry multiple pouches at a time, thus increasing sales. The brand association during these happy moments helps to propel further engagement and growth, and that spills over into retail.

WF: We noticed you had a Reclosable Can in your presentation?

EB: EYE-V Brew is a reclosable can (all the R&D is complete), that comes in the same great flavors as our traditional EYE-V. We are providing this option to achieve maximum scalability. Our pouch helps to establish the brand's appeal in the festival space, while the reclosable can will allow us to aggressively enter the massive convenience store opportunity that is 7-Eleven and bodegas. We will launch EYE-V Brew with Limited Edition Hero Cans that feature prominent DJ's on the can. This will be accompanied by a massive marketing campaign to drive awareness, volume, and most importantly, excitement.

WF: Why are you taking a fresh design approach to the Reclosable Can? How does this affect the portfolio?

EB: Many beverage brands refresh their designs every 5 to 10 years to coincide with learnings & changes in the market. Although it's only been on the market for a year, the basic packaging design (colors, placements, fonts, copy, etc.) of EYE-V is 5 years old, which is one of the factors that prompted the following self-assessment.

We asked ourselves, how can we take current design trends & identify potential opportunities to improve and make EYE-V BREW stronger on the shelf? This resulted in a multitude of packaging changes, which then have to be applied across the entire portfolio to ensure total brand consistency and recognition.

We will refresh the EYE-V portfolio in 2018 in order to achieve the following goals:

(1) Ensure there is brand cohesion & recognition between the reclosable pouch & reclosable can.

(2) Communicate our brand position in music more strongly by integrating music/festival/artist imagery into the design.

(3) Visually enhance our delicious flavor profile by reducing or eliminating darker shades, which will give us room for incorporating more dynamic colorways across the entire packaging.

(4) Create a stronger call to action of the alcohol percentage by displaying the ABV% at the package neck with larger fonts.

These changes will increase the strength of the total brand and we will share the final design with all of our partners in early 2018.

You can view the Preliminary Changes on the 4th page in the Product Roadmap & Brand Evolution Document.

WF: Why a Premium Water?

EB: We learned a lot from economic polarization. If you open a restaurant, it would be better to open a low-end establishment (lower margins, higher volume) or a high-end establishment (higher margins, lower volume). Getting caught in the middle opens your business to more uncertainty. This is also a reflection of the widening state of economic affairs in our country. The middle class is shrinking or becoming non-existent, so there is a growing lower-class consumer and more wealthy upper-class consumers, and our company competes on both ends of the spectrum.

By leading with an economical alcohol, we created a brand that allows consumers to purchase a unit at $2.99 more frequently than a higher end spirit at $100+. On the other side of the spectrum, we have a premium water brand that commands a higher margin and appeals to consumers of higher income levels. Since water is naturally consumed daily/multiple times per day, it gives us an opportunity to grow this segment of our business exponentially.

WF: How will you manage both brands?

EB: Our team has over 25+ years of combined experience in the CPG/Beverage space. We have managed multiple brands, products, and SKU variations at any given time. Managing beverages is one of our main core competencies. We kept efficiency top of mind from the beginning, so once production is complete, our products will be centrally warehoused and managed by one team. In comparison, an average distributor may have over 100+ SKUs and brand variations to manage, but we only have to manage two.

WF: What is the name of the water brand?

EB: Unfortunately, that is highly confidential and has only been disclosed to our strategic advisors under NDA agreements. We spent 2+ years in R&D to develop a brand that we believe will have international appeal and will resonate strongly with the masses. Did you know that Pepsi's Life Water brand experienced 3 name changes before it's official launch last year? It's more difficult than it looks to get a killer combination of product design, position, marketing, and brand name, but we think we have it and our strategic advisors are quite impressed.

WF: How will the premium water portfolio differentiate itself?

EB: The bottle's design, shape, and branding is completely unique to the market. The reception has been so positive that notable celebrities, athletes, musicians, and even high-end motorsport stars have approached us because they haven't seen anything like it on the market. They believe in our larger concept of inclusion and want to be associated with the brand, which is a testament to our advisory/leadership team. Additionally, the marketing and execution strategy that we have planned will transcend many of the basic approaches that brands have taken in the past by telling a more complete and dynamic story.

WF: What's your professional background and why isn't the rest of your team listed?

EB: I was with Red Bull Energy Drink for 13 years and I've had the pleasure of helping to develop and grow the brand from infancy into the behemoth that you see today. I've managed multiple markets (Philadelphia, Maryland, Washington D.C., Virginia, and New York) and helped to craft the brand strategy and execution across multiple disciplines, which include but are not limited to consumer insights, go-to-market strategy, sampling approach, event integration, creation of titled properties, partnerships, social/digital media, retail programs, 360° marketing campaigns, and more.

My team has full-time positions at some notable companies (Coca-Cola, Honest Tea, Starbucks, Mt. Dew, etc.) and we don't want to jeopardize their current employment.

WF: What type of investors are you look for?

EB: We are looking for 3 types of investors.

(1) Investors of all backgrounds that understand the bigger scope of the company and the opportunity that it presents.

(2) Investors that have a personal interest in the health category. Although EYE-V has proven sales, we have zero doubts that the water/health portfolio will become a prominent revenue stream for the company.

(3) Diverse investors. It's been my vision from the beginning to build a company that is both diverse and inclusive. I not only want employees that come from varying demographic backgrounds and genders, but I also want the same for my advisors and investors.

WF: What is your End Game/Exit Strategy?

EB: Our main focus is to build a successful business first. We want to gain distribution, do great marketing, and create iconic brands. However, the reality is that small companies like ours are essentially R&D hubs for big brands investment and acquisition. Coca-Cola, Constellation Brands, Dr. Pepper Snapple Group., etc. regularly invest large amounts of capital ($50M+) in the brands that are gaining traction and they outright buy them later for $1B+. We ultimately see a large brand making a significant investment in EnBev later in our development and purchasing the brands that we create.

WF: Why raise money through crowdfunding & what is your funding history?

EB: Raising money is extremely difficult, time consuming, costly, and it's one of the most challenging things you can pursue. WeFunder provides us with an opportunity to source funding from people all over the world, not just VC's. I now advise a number of brands & financial institutions on their approach and how they can capitalize on opportunities that they have overlooked previously in the past, like Food & Beverage. They are starting to realize that the industry has traditionally been a missed opportunity, but it shows immense dollar potential and growth, especially when you consider the rising population numbers and the needs that will need to be sufficed. EnBev is preparing itself for these changes.

OUR FUNDING HISTORY:

We successfully completed our initial Angel Round ($110K raised) in 2016, and we are now seeking to grow the business via a Seed Round ($1M+) on WeFunder, with the goal to accelerate growth while achieving economies of scale on the production side. Our current investors span individual angel executives from Apple, Google, Uber, & Goldman Sachs

WF: What will use $1M+ in funds for?

EB: You can view our full use of funds document via the link: http://bit.ly/EnBevUSEofFunds

Comparable brands have raised $MM+ in funding over the past five years. For our first year in the market, we raised a $110K during our Angel Round.

The majority of funds went towards our production process, which proved to be costly and left us with few resources to do marketing, create tools in store, and support the basic needs of the business. Despite our limited resources, we still secured sales, partnered with festivals, created rich digital content, and secured multiple distributors, etc.

We must raise funding to compete so that we can win & differentiate ourselves in the market. Overall, we intend to use the funds to expand production, increase marketing, reduce cost with suppliers, and win in store. Once we secure proper financial resources, we will be able to unleash the full gamut into the market to drive exponential awareness and interest in our brands.

WF: Why should I invest?

EB: Like any company, you should consider the three P's, which are the People, the Product, and the Plan.

People: We have a solid background of experience in our professional careers. Although we'll never guarantee a specific outcome in any future endeavor, it exponentially increases any company's ability to accomplish their goals when the leadership team has a proven track record of success in the field.

Product: The consumer landscape is extremely vast and multifaceted. New consumers are entering the market every day and they are looking for new and exciting brands to align with. Our products are positioned to play on both ends of the economic spectrum and are influenced by their respective presence in influential circles like music and fashion. These are aspects that help to drive brand excitement & engagement.

Plan: It's important for every company to know where it's going, and our job is to direct where we should/will be, not where we are. After reviewing our Seed Round Presentation above, you can get a great sense of our thought process, strategy, execution points, and roadmap for the company. We not only put a considerable amount of thought into our approach, but we are already executing against this plan currently.

WF: What is my return on investment? ^

EB: We like to approach this question from three perspectives: Short-Term Value, Long-Term Value, & Durability.

Short Term: As the company approaches profitability, the Board Of Directors may make the strategic decision to issue dividends to investors. It's a decision that will be considered seriously, because every dollar that's issued is a dollar that could have been reinvested into growing the company further.

Long-term: Our vision and goal is to be acquired by a large alcohol or CPG company. We can make no guarantee of any result.

Durability: Peter Thiel speaks about Durability as a company's ability to navigate market conditions and reach these long-term goals. This is single-handedly one of the most overlooked aspects of any business investment because it's easy to measure growth but it's incredibly hard to measure durability. The team, plan, focus, and advisors all help to drive durability. We believe when you look at all aspects of our approach, it will give you the confidence to know that you are making a strong investment.

WF: Final Thoughts? ^

EB: We thank you for your interest in Enclave Beverage Group (EnBev). In closing, we would like to briefly expand upon our vision & execution.

Vision:

We'd like to simply remind investors that you are investing in a total beverage company, not a singular product. We see fresh opportunities in the whiskey, vodka, champagne, juice, coffee markets, & more, and as a total beverage company we will pursue those opportunities in the coming years, but our primary focus right now is establishing a strong foundation in our initial alcoholic portfolio and our Non-Alcoholic Portfolio.

Execution:

We are working diligently with our team and advisors because our execution strategy runs much deeper than what has been presented in the Seed Round Presentation above.

For instance, the digital landscape is changing the ways that companies create content and interact with consumers. *CONTENT MARKETING IS THE NEW FORM OF ADVERTISING.* In order for brands to get closer to consumers, they have to build a personal relationship with them through their inherent interests. By doing this, these brands will differentiate themselves and win in the new digital marketplace. Our job is to ensure that all our brands are at forefront of these changes.

"People look for more than products, they look for experiences. Consumers want you to have products with innovation and added value, but they also want to know what you stand for."

~Carlos Brito, CEO of Anheuser-Busch

For example, we are launching EYE-V's content channel that will feature exclusive interviews with artists, backstage vlogs, unique consumer digital engagement tools, new music releases, festival engagement packages, consumer-centric POV rewards, etc., which will create long-term media DNA that will drive sales, awareness, and interest in our brands. These are some of the basic aspects that I have mastered during my professional career and that I currently advise established brands & agencies on, because they recognize the complexities of digital execution, the need for stronger partnership plans, and the challenge with establishing a credible position in a changing market.

Furthermore, thanks to our supportive network, we've already garnered interest from notable parties to discuss collaborations around our premium water portfolio. Their reach has opened the doors to opportunities like this, and our team's experience will craft them into meaningful marketing campaigns that will tell a deeper story.

Although this webpage has given you such a small glimpse into who we are and what we have planned, it should allow you to assess the basic competence of the team, strategy, and company.

Do you believe in what we are trying to create? Do you believe that we are capable of creating it?

I invite you to be a part of something special.

Warmest Regards,

Oscar Chow

CEO/FOUNDER

Enclave Beverage Group (EnBev)

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RISKS

1 *We have a limited operating history and have generated limited revenues to date.*

Our limited operating history makes evaluating the business and future prospects difficult, and may increase the risk of your investment. To date, we have generated limited revenues and since we have just completed our first year, we have not had the opportunity to begin meaningful commercialisation efforts with respect to our products. If you are investing in this company, it is because you believe that a beverage company that offers multiple products to satisfy a range of consumer needs, is a good idea, and that our plan will ultimately lead to products that will sell in the market and succeed. Further, we have yet to turn a profit and there is no assurance that we will ever be profitable.

2 *The market is competitive and is filled with competitors that have more funding than we do.*

The beverage market for both alcoholic and non-alcoholic products is extremely saturated and big competitive companies invest a considerable amount of resources towards protecting shelf space.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Enclave Beverage Group (EnBev) is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
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Oscar Chow

General Manager, Enclave Beverage Group | Senior Marketing Manager, Red Bull : CPG Consultant • Brand Strategy • R&D

Enclave Beverage Group (EnBev) • Temple University

Los Angeles, California • 500+

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I am a passionate leader that is willing to roll up my sleeves everyday to assist and I'm a team player that gives recognition & credit. However, I am the first to hold my myself accountable because oversight for all initiatives always lies with the manager. I foster a work place of innovation, vision, clear direction and positivity, that also lends itself to an environment where ideas can be constructively challenged. I believe strongly in leading by example and in developing high performing & engaged personnel.

With 13 years of experience at Red Bull, I was the most Senior Marketing Manager that oversaw our largest market globally. I provided guidance and oversight to my fellow counterparts in other markets to coordinate direction with brand positioning and execution.

I'm a seasoned marketing professional with a track record of overseeing large 360° brand campaigns and now advise in leading teams to successful execution of marketing programs, securing & overseeing strategic partnerships, creating revenue driving retail-marketing programs, supervising creative execution with agency partners, piloting highly engaging digital marketing content, and the procurement of OOH advertising buys. These skills coupled with 17 years of management experience have equipped me with a dynamic forward-thinking mentality and bottom line orientation.

Email: Ochow7@gmail.com

Specialties:
• Agency Management; Creative Development and Visual Identity
• Activating Campaign & Integrated Marketing
• Partnerships & Business Development
• Consumer Insights
• Brand Strategy
• Concept Development
• Direct Global Brand Initiatives
• Digital Marketing & Media Buys
• Project Management
• Leadership Coaching

Partnership/Client Portfolio include: Barclay's Center/Brooklyn Nets • Bike New York • AfroPunk • VICE • NPR • NYC Parks Department • Brooklyn Vegan • Nike • Skull Candy • Giant Step • DoubleDay & Cartwright • Kastner & Partners • Carat • Colossal Media • Leverage • Advantage

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CEO & General Manager
Enclave Beverage Group (EnBev)
2015 – Present • 3 yrs
Los Angeles, California

Enclave Beverage Group proudly develops and invests in products that have a strong viability to be successful in the consumer market space. As a total beverage company, the company provides a much wider variety of options in line with consumer changing attitudes and tastes. We continually strive to ensure that each product in our expanding portfolio have:

• Clearly defined, specific, actionable, aspirational and measurable goals and outcomes

• Aligned goals that fit into the broader context of local, regional and national initiatives

• Detailed reports & analysis that clearly outline effective business models

• Showcases opportunities for innovation, spread and dissemination to address business challenges

Director of Brand Marketing & Business Development
Tenth Charity
2007 – Present • 11 yrs
Washington D.C. Metro Area

The Tenth Charity, is a non-profit organization, (pending 501c3 approval), that was founded on the principals of advancing communities with tools and infrastructure to promote education, engagement & economic empowerment.

Creative Director/General Manager
ZERO1
2014 – 2016 • 2 yrs
Tokyo, Japan/New York NY

ZERO1 focuses on creative development, brand strategy, digital marketing and product management. We specialize in assisting international clients conduct business abroad.

Additionally, we have extensive experience in Field Marketing and in advising brands in the creation of strategy, event concepts, partnership negotiations, consumer sampling programs, and personnel recruitment.

Media (4) ‹ Previous Next ›



LUSTROWARE



RE-CREATE EXHIBITION/ANA AIRLINES

Senior Marketing Manager, New York City
Red Bull North America, Inc.
2012 – 2015 • 3 yrs
New York City

Directly responsible for the development, management and execution of marketing strategies for Red Bull in New York City

• Collaborate with distribution and sales counterparts to support accounts via unique in-store brand activations to increase sales and reinforce stronghold and aggressive market share.

• Directly supervise 7 employees and their 50+ direct reports, provide project oversight, feedback and guidance to assist them to develop professionally and meet personal and organizational goals.

• Manage an operating budget of $1MM and a consumer trial goal of 3.5MM

• Facilitate Red Bull Music Academy's $1.5MM marketing campaign, including the procurement of media buys and the creation of new consumer facing concepts

• Negotiate and execute contracts with Bike New York, New York City Parks Department, Barclays Center/Brooklyn Nets and creative agencies, resulting in increased credibility and brand presence within the greater NYC metro area via print and digital placements, event partnerships, athlete integration, in house branding, increased sales distribution and product placement.

• Promote collaboration amongst cross-functional departments to ensure all projects deliverables are met on time and within budget.

• Provided consumer insights and guidance for 20+ concurrent projects (120 total in 2013) spanning multiple brand disciplines (e.g. sports, culture, digital and social media, retail marketing, advertising, moving images, product trial, and sponsorship)

• Designed concepts, conducted feasibility studies and proposed brand initiatives based on global learnings and current market trends to determine yearly business and marketing plans for New York City

Media (2)


PLAYING
GENIUS

Take a Ride on One of the World's Smallest Cycling Tracks - Time Magazine



âthe most thoughtfully organized of music festivals in this city.â -The New York Times

Field Marketing Manager, Virginia

Red Bull
2010 – 2012 • 2 yrs
Virginia

• Drove collaboration amongst 5 Distributor Partners to leverage all retail marketing activities, which resulted in 100+ new accounts, $250K in sales at key events, 250+ additional POS placements, and 20 advertising placements

• Supervised consumer sampling efforts to drive product trial and grow category by managing a full time Field Marketing Specialist with 20+ direct reports to achieve a trial goal of 250K & impression reach of 500K

• Negotiated, managed and executed partnerships with Richmond Sports Backers, The City of Virginia Beach Department of Parks & Recreation, NASCAR, PAX, Virginia Beach Air Show, Massanutten & Wintergreen Resorts, which resulted in brand, product and event integration

• Leveraged relationships with local media hubs to secure editorial placements and coverage (e.g. Style Weekly, Cox Radio & Media Group, RVA Mag, Clear Channel Radio & Media Group); Resulted in 10MM+ media impressions.

Field Marketing Specialist, Maryland & Washington D.C.

Red Bull
2006 – 2010 • 4 yrs
Maryland & Washington D.C.

• Managed all logistic (production & schedule) and performance of 100+ employee for large event properties (e.g. Soapbox Providence and Philadelphia, Flugtag Baltimore, Art of Can DC, Experiment NY and Air Race NY.)

• Directed consumer trial program sampling more than 300k cans annually and managing as many as 50+ direct reports and 5 Student Brand Managers at the most high profile college campuses in the region.

Board of Trustees & Presidential Search Committee

Temple University
2005 – 2006 • 1 yr
Greater Philadelphia Area

• Member and Advisor to Board of Trustees; Provided policy recommendations that spanned curriculum, admissions policies, infrastructure upgrades and acquisitions.

• Responsible for the development of The Office of Multicultural Affairs, overhauling on campus transportation system & revising Campus Safety Services

• Lobbied before Pennsylvania House Appropriation Committee with President David Admany to increase State funding to $186.7 million (6% increase)

• Member of the Presidential Search Committee; Suggested the election of Ann Weaver Hart, ninth President of Temple University

Media (2)



Hart named Temple University President



Pennsylvania House Appropriation Committee

Team Lead, Consumer Trials & Collegiate Marketing, Philadelphia

Red Bull

2002 – 2006 • 4 yrs

Philadelphia, PA

• Developed consumer trial strategy which addressed barriers to consumption, introduced new sampling opportunities and increased new users by 60%+

• Improved brand awareness amongst the collegiate audience by 30% through the initial incorporation of athlete projects, brand events and media coverage reaching 120,000+ students in the Philadelphia Metropolitan area

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Education

Temple University

Bachelor of Science (BS), Political Science and Government

Activities and Societies: Student Body President, Temple University • Vice President, Brothers and Sisters in Christ (B.A.S.I.C.) • Vice President, Alpha Phi Alpha Fraternity Inc., Pi Rho Chapter • Internal Operations Chair, Temple Student Government • Resident Assistant, Temple University • Vice President of Chapter Relations, Phi Beta Lambda

Volunteer Experience

Strategic Advisor/Council Member

GLG (Gerson Lehrman Group)

2016 – Present • 2 yrs

GLG's mission is to transform the way top professionals share expertise and learn. We curate custom learning experiences with professionals and thought leaders around the world. GLG organizes conversations, small group meetings, mentorships, surveys, and other interactions with a membership of more than 375,000 experts and thought leaders. Technology-driven and nimble, our 900 employees work in 21 offices around the globe. GLG is the world's largest membership for professional learning.

Strategic Advisor
The Ahsha Group
2014 – Present • 4 yrs

The Ahsha Group is private membership for Angel Investor and small investment groups who have access to 4 types of pre evaluated investment reports with a rating system from A to E. The reports are based around various types of industries and investments from 100k to 50 million. The personalized membership is customized for each member. We provide clients the same team, resources and tools a Venture capital or Investment bank would have when evaluating new investments.

Strategic Advisor
Guidepoint
2016 – Present • 2 yrs

Guidepoint gives professionals more confidence in their investment and strategic decisions by connecting them to specialized industry experts who can answer their most pressing business questions. As the experts at finding expertise, since 2003 Guidepoint has set up more than 500,000 interactions between business professionals and experts around the world.

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Featured Skills & Endorsements

Marketing · 99+
Endorsed by **Christine Penny and 6 others who are highly skilled at this**
Endorsed by **22 of Oscar's colleagues at Red Bull**

Marketing Strategy · 88
Endorsed by **Will Yandell and 4 others who are highly skilled at this**
Endorsed by **18 of Oscar's colleagues at Red Bull**

Brand Management · 69
Endorsed by **Zubin Davar and 5 others who are highly skilled at this**
Endorsed by **16 of Oscar's colleagues at Red Bull**

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Recommendations

Received (0) Given (1)

Jillian Ramirez
Account Supervisor at SOCIALFLY®
August 19, 2016, Oscar managed Jillian directly

I have worked with Jillian for a number of years and on a variety of different projects. She has a keen eye for detail, is strategic in her assessments and is able to take data and not just be insightful, but also creative in her approach towards solving problems. She is a champion for fostering excellence in all her colleagues, which is only dwarfed by her enthusiasm to address sophisticated business challenges.

Accomplishments

4 **Honors & Awards**
Best Retail Partner Activation Award • Featured Speaker & Panel Advisor on "Enjoyment Economy" - Brand Management, Ideation and Resonating with Consumers • Award of Appreciation • Diamond Award

2 **Organizations**

Alpha Phi Alpha Fraternity, Inc. • Phi Beta Lambda, National Business Fraternity of FBLA-PBL

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